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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 7, 2000
                               (December 6, 2000)

                               WORLD ACCESS, INC.
               (Exact Name of Registrant as Specified in Charter)



   DELAWARE                          0-29782                   58-2398004
  (State of                   (Commission File No.)         (I.R.S. Employer
Incorporation)                                              Identification No.)


                       945 E. PACES FERRY ROAD, SUITE 2200
                             ATLANTA, GEORGIA 30326
          (Address of principal executive offices, including zip code)


                                 (404) 231-2025
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.

On December 6, 2000, World Access announced that its planned tender offer for the acquisition of all publicly traded shares in TelDaFax AG will be effected at an increased exchange ratio of 1.16 World Access shares for each TelDaFax share. The increase in the exchange ratio was made in order to comply with the German Takeover Code, in light of recent trading activity in TelDaFax shares. The Apax funds and Dr. Henning Klose, CEO of TelDaFax, have waived their rights under the TelDaFax Purchase Agreement to get additional shares. World Access has agreed to reimburse the Apax funds for certain expenses related to the transaction. At the new ratio, if 100% of outstanding TelDaFax shares are tendered, World Access will issue an aggregate of up to approximately 37.7 million shares of World Access common stock in the TelDaFax transactions, including approximately
22.9 million shares in order to complete the tender.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.


EXHIBIT
NUMBER                        DESCRIPTION
------                        -----------

  99              Press Release, issued December 6, 2000.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.


                                    WORLD ACCESS, INC.



Date: December 7, 2000              By: /s/ MARTIN D. KIDDER
                                       ----------------------------------------
                                       Martin D. Kidder
                                       Vice President


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER                         DESCRIPTION
------                         -----------

  99              Press Release, issued December 6, 2000.


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